Exhibit 10.2

FIRST AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this "First Amendment") is made as of July 22, 2014 by and among HIGHMARK INVESTORS, LLC, a Tennessee limited liability company (“Seller”) and REVEN HOUSING TENNESSEE, LLC, a Delaware limited liability company (“Buyer”) as assignee of REVEN HOUSING REIT, INC., a Maryland corporation, with reference to the following recitals:

RECITALS

A.           Seller and Reven Housing REIT, Inc., a Maryland corporation (“Original Buyer”) entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated June 5, 2014 (“Agreement”) pursuant to which Seller agreed to sell and Original Buyer agreed to purchase from Seller, fourteen (14) single family homes in the city of Memphis, Tennessee (collectively, the “Property”).

B.           Seller and Buyer have agreed to amend the Agreement to delay the purchase of four (4) homes, assign Original Buyer’s interest in the Agreement to Buyer, to provide notice of Buyer’s intent to Close, and to list the repairs covered by the Purchase Price Holdback.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1.          Definitions. All initially-capitalized terms used in this First Amendment without definition shall have the meanings given such terms in the Agreement.

2.          Buyer’s Intent to Close. Pursuant to Section 7 of the Agreement, and subject to the terms of this First Amendment, Buyer hereby notifies Seller of Buyer’s election to purchase the Property. Buyer’s Deposit shall be non-refundable to Buyer except in the event of a Default by Seller or breach of the Agreement by Seller.

3.          Assignment. Pursuant to Agreement Section 22(g), Original Buyer hereby assigns its interest in the Agreement to Buyer.

4.          Exhibit A. Exhibit A attached to the Agreement is hereby deleted in its entirety and is replaced with the document attached hereto as Exhibit A.

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5.          Delayed Purchase. The properties identified as 3483 McKenzie, 6860 Rockingham, 2882 Cottonwood, and 3708 Crosswood on Exhibit A attached hereto (collectively, the “Delayed Homes”) will not be part of the Closing and may instead be purchased by Buyer if Seller provides Buyer with back-up documentation reasonably acceptable to Buyer showing that the lessee in the Delayed Home has become current on rent. In the event that a Delayed Home becomes vacant and subject to Section 6 below, Buyer shall instruct Escrow Holder to release funds equal to the Assigned Home Value for each of the Delayed Homes listed on Exhibit A attached hereto which Buyer deems to have been leased according to the following criteria: (i) Seller has received a security deposit of at least one (1) month’s rent, (ii) a tenant has signed a lease agreement with a move-in date not more than fifteen (15) days from the date of such lease agreement, (iii) the monthly rental for each home is not less than the minimum monthly rental listed for such home in Exhibit A, and (iv) the home is occupied by such lessee. Seller shall provide sufficient back-up documentation reasonably satisfactory to Buyer to demonstrate that such conditions have been satisfied. Accordingly, the sum of Two Hundred Twenty Nine Thousand and 00/100 Dollars ($229,000.00) from the Purchase Price (the “Delayed Home Holdback”) shall be held by the Escrow Holder as described in this Section. Buyer shall instruct Escrow Holder to release funds equal to the Delayed Home Holdback if the Delayed Home’s lessee is brought current on rent or a new lease is signed within the time period referenced in Section 6 below.

6.          Delayed Purchase Outside Date. Seller shall have thirty (30) days from the date of this First Amendment to bring the Delayed Home’s lessee current on rent as described in Section 5 above or sixty (60) days from the date of this First Amendment to lease up the Delayed Homes as described in Section 5 above. If upon the expiration of such thirty (30) or sixty (60) day period Seller has failed to bring the Delayed Home’s lessee current on rent or lease up a Delayed Home as described in Section 5 above, Buyer shall have the option to purchase the Delayed Home at the Delayed Home Holdback price by giving Seller written notice of Buyer’s intent to purchase such homes not later than five (5) days after the expiration of such thirty (30) or sixty (60) day period. If Buyer does not give Seller such notice as described herein, Escrow Holder shall return to Buyer all of Buyer’s Delayed Home Holdback funds in Escrow Holder’s custody at that time, Buyer shall be relieved of its obligation to purchase the Delayed Home, and Buyer and Seller shall be relieved of all obligations to each other, except for such obligations which expressly survive the Agreement and the First Amendment.

7.          Escrow Repair Holdback. The Purchase Price Escrow Repair Holdback amount of Forty Three Thousand and 00/100 Dollars ($43,000.00) shall be withheld by the Escrow Holder until such time as Seller has completed all repairs to the homes identified in the attached Exhibit I (the “Holdback Repairs”) to Buyer’s reasonable satisfaction. Such Holdback Repairs shall be completed by Seller, at Seller’s sole cost and expense, not later than thirty (30) days after Closing (the “Holdback Repair Period”). Seller shall provide to Buyer invoices and related back-up documentation reasonably acceptable to Buyer pertaining to all Holdback Repairs, as well as photographs reasonably acceptable to Buyer depicting each and every item to be repaired before such repair has begun and after such repair has been completed. Purchase Price Holdback funds shall remain held by the Escrow Holder until Holdback Repairs are completed to Buyer’s reasonable satisfaction. Upon the end of the Holdback Repair Period or sooner upon Buyer’s election, Buyer shall review the status of the Holdback Repairs and, if any repairs have been completed to Buyer’s reasonable satisfaction, Buyer shall at that time instruct the Escrow Holder to release funds pertaining to such completed repairs as listed in Exhibit I to this First Amendment. If after Buyer’s review of the Holdback Repairs Buyer determines that all of the Holdback Repairs have been completed during the Holdback Repair Period, any Purchase Price Escrow Repair Holdback funds remaining in Escrow Holder’s custody shall be released to Seller.

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8.          Governing Law. This First Amendment shall be governed by the laws of the State of Tennessee.

9.          Full Force and Effect. Except as modified herein, Buyer and Seller agree and affirm that the Agreement remains in full force and effect.

10.         Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this First Amendment shall constitute an original for all purposes.

11.         Miscellaneous. This First Amendment, together with the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of the First Amendment and the Agreement, the provisions of this First Amendment shall govern and control. This First Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns, if any.

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IN WITNESS WHEREOF, Buyer and Seller have caused this First Amendment to be duly executed on their behalfs as of the day and year first stated above.

SELLER

HIGHMARK INVESTORS, LLC, a Tennessee limited liability company

By:	/s/ Jeffrey King
Name:	Jeffrey King
Its:	Member

BUYER

REVEN HOUSING TENNESSEE, LLC, a Delaware limited liability company

By:	/s/ Thad Meyer
Thad Meyer
Chief Financial Officer

ORIGINAL BUYER

Reven HOUSING REIT, INC., a Maryland corporation

By:	Thad Meyer
Thad Meyer
Chief Financial Officer

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